SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  October 6, 2005

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

(a)                                  First Regional Bancorp issued a press release on October 6, 2005 announcing its financial results for the quarter ended September 30, 2005.  The press release is furnished as Exhibit 99 and is hereby incorporated by reference in its entirety.  First Regional does not intend for this Item 2.02 or Exhibit 99 to be incorporated by reference into filings under the Securities Exchange Act of 1934.

Item 7.01 Regulation FD Disclosure.

During the three months ended September 30, 2005, the issuer’s subsidiary, First Regional Bank, recorded a charge of $750,000, which charge is reflected in the total of “Other operating expenses” in the Consolidated Statements of Operations (Unaudited) for the three months and nine months ended September 30, 2005.  The charge was recorded to fund a special reserve established in connection with the termination of certain business operations of the Bank’s Merchant Services division.  The reserve represents approximately 50% of an amount, approximately $1.5 million, that the Bank has been carrying as a receivable due from an outside service provider.  While the Bank believes that it is entitled to the entire approximately $1.5 million and that it should eventually recover such funds, the Bank established the reserve due to the uncertain and protracted timing of collection.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

99                                    Press Release of First Regional Bancorp, dated October 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 2005

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary

Exhibit Index

99                                    Press Release of First Regional Bancorp, dated October 6, 2005